                               AMENDMENT NO. 7 TO
                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                                                               November 27, 1996

WCI Steel, Inc.
1040 Pine Avenue, S.E.
Warren, Ohio 44483-6528

Gentlemen:

      Congress Financial Corporation, a California corporation ("Congress") and Security Pacific Business Credit Inc., a Delaware corporation ("Security Pacific", and together with Congress, individually and collectively, "Lenders") and Congress Financial Corporation, as agent for Lenders (in such capacity, "Agent") have entered into financing arrangements with WCI Steel, Inc., an Ohio corporation ("Borrower"), pursuant to which Agent on behalf of Lenders may make loans and advances and provide other financial accommodations to Borrower, as set forth in the Amended and Restated Loan and Security Agreement, dated as of December 29, 1992, by and among Agent, Lenders and Borrower, as amended and supplemented pursuant to Amendment No. 1 to Amended and Restated Loan and Security Agreement, dated as of December 14, 1993, Amendment No. 2 to Amended and Restated Loan and Security Agreement, dated as of July 13, 1994, Amendment No. 3 to Amended and Restated Loan and Security Agreement, dated as of March 28, 1995, Amendment No. 4 to Amended and Restated Loan and Security Agreement, dated as of February 23, 1996, Amendment No. 5 to Amended and Restated Loan and Security Agreement, dated as of March 8, 1996, and Amendment No. 6 to Amended and Restated Loan and Security Agreement, dated as of June 17, 1996 (as the same is amended and supplemented hereby or may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and the other Financing Agreements (as such term is defined in the Loan Agreement).

      Borrower has requested that Agent and each of Lenders (a) consent to the repurchase by Borrower of up to all of the Existing RSI Notes (as defined below) pursuant to a tender offer and consent solicitation by Borrower, (b) permit Borrower to incur certain indebtedness in connection with the issuance of the New WCI Notes (as defined below), (c) permit Borrower to secure the New WCI Notes by a lien on certain fixed assets of Borrower, (d) permit Borrower and Niles Properties, Inc. to secure certain indebtedness in connection with the VEBA Trust (as defined below) by a lien on certain fixed assets of Borrower, (e) consent to a loan by Borrower to WCI Steel Holdings, Inc. (using a portion of

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the proceeds received by Borrower from the issuance of the New WCI Notes), the proceeds of which loan by Borrower to WCI Holdings, Inc. are to be used by WCI Steel Holdings, Inc. to purchase up to all of the issued and outstanding common shares of capital stock of Borrower not owned by The Renco Group, Inc., (f) consent to the merger of WCI Steel Holdings, Inc. with and into Borrower, with Borrower as the surviving corporation, (g) permit the payment by Borrower to The Renco Group, Inc. of a dividend in an amount not to exceed $108,000,000 (using a portion of the proceeds received by Borrower from the issuance of the New WCI Notes and existing cash balances of Borrower) and to waive the failure of Borrower to provide five (5) business days' prior notice to Agent of the payment of such dividend, (h) permit certain executive compensation payments pursuant to certain contractual arrangements of Borrower, and (i) certain other amendments to the Loan Agreement.

      In consideration of the foregoing, the mutual agreements and covenants contained herein, and other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, Agent, Lenders, and Borrower agree as follows:

      1. Definitions.

            (a) Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation of, each of the following definitions:

                  (i) "Existing RSI Note Agreements" shall mean, individually and collectively, each and all of the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (A) the Existing RSI Notes (B) the Indenture, dated as of December 14, 1993, between Borrower and the Existing RSI Note Trustee, as amended by the First Supplemental Indenture, dated December 14, 1993, and the Second Supplemental Indenture, dated of even date herewith, (C) the Open-End Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, dated as of December 14, 1993, by Borrower in favor of the Existing RSI Note Trustee, and (D) the Security Agreement, dated as of December 14, 1993, between Borrower and the Existing RSI Note Trustee.

                  (ii) "Existing RSI Notes" shall mean the 10 1/2% Senior Notes due March 1, 2002, Series B issued by RSI (and assumed by Borrower as the survivor of the Merger as such term is defined in Amendment No. 1 to Amended and Restated Loan and Security Agreement, dated December 14, 1993) pursuant to the Existing RSI Note Agreements in the original principal amount of $250,000,000, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  (iii) "Existing RSI Note Trustee" shall mean Fleet National Bank, formerly known as Shawmut Bank Connecticut, National Association, and its successors and assigns, and any replacement or other trustee or collateral agent under the Existing RSI Note Agreements.

                  (iv) "New WCI Note Agreements" shall mean, individually and collectively, each and all of the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (A) the New WCI Notes, (B) the New WCI Note Indenture, (C) the Purchase Agreement, dated November 22, 1996, between Donaldson, Lufkin & Jenrette Securities Corporation and Borrower with respect to the purchase from Borrower of all of the New WCI Notes, (D) the New WCI Note Registration Agreement, (E) the Open-End Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, dated of even date herewith, by Borrower in favor of the New WCI Note Trustee, (F) the Security Agreement, dated of even date herewith, by Borrower in favor of the New WCI Note Trustee, and (G) the Intercreditor Agreement, dated of even date herewith, between the VEBA Trustee and the New WCI Note Trustee.

                  (v) "New WCI Note Indenture" shall mean the Indenture, dated of even date herewith, between Borrower and the New WCI Note Trustee with respect to the New WCI Notes, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  (vi) "New WCI Note Registration Agreement" shall mean the Registration Rights Agreement, dated as of November 27, 1996, between Borrower and the Initial Purchaser as in effect on such date.

                  (vii) "New WCI Notes" shall mean, individually and collectively, each and all of the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (A) the 10% Senior Secured Notes due 2004, Series A (the "New WCI Series A Notes") issued by Borrower pursuant to the New WCI Note Indenture in the original principal amount of $300,000,000 and (B) the 10% Senior Secured Notes due 2004, Series B (the "New WCI Series B Notes"), which have terms identical to the terms of the New WCI Series A Notes offered to the holders of the New WCI Series A Notes pursuant to a registration statement to be filed by Borrower with the Securities and Exchange Commission.

                  (viii) "New WCI Note Trustee" shall mean Fleet National Bank, and its successors and assigns, and any replacement or other trustee under the New WCI Note Indenture.

                  (ix) "Niles" shall mean Niles Properties, Inc., an Ohio corporation, and its successors and assigns.

                  (x) "VEBA Trust" shall mean a Voluntary Employee Beneficiaries Association trust fund established under that certain 501(c)(9) Trust Agreement, dated October 1, 1988, between Warren Consolidated Industries and Bank One Trust Company, N.A. to hold contributions by Borrower to fund postretirement health care and life insurance obligations for the benefit of certain hourly employees of Borrower.

                  (xi) "VEBA Trust Agreements" shall mean, individually and collectively, each and all of the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (A) the VEBA Term Sheet, dated October 24, 1995, between Borrower and the United Steelworkers of America, AFL-CIO-CLC, (B) the Open-End Mortgage, dated of even date herewith, by Borrower in favor of the VEBA Trustee with respect to the Real Property of Borrower located in Trumbull County, Ohio, (C) the Security Agreement, dated of even date herewith, between Borrower and the VEBA Trustee, (D) the Intercreditor Agreement, dated of even date herewith, between VEBA Trustee and the New WCI Note Trustee, and (E) the Open-End Mortgage, dated of even date herewith, by Niles in favor of the VEBA Trustee with respect to the real property of Niles located in Trumbull County, Ohio.

                  (xii) "VEBA Trustee" shall mean Bank One Trust Company, N.A., a national banking association, and its successors and assigns, and any replacement or other trustee under the VEBA Trust Agreements.

                  (xiii) "WCI Debt Tender Offer" shall mean the offer by WCI to purchase for cash of up to all of the Existing RSI Notes, plus accrued and unpaid interest pursuant to the WCI Debt Tender Offer Agreements.

                  (xiv) "WCI Debt Tender Offer Agreements" shall mean, individually and collectively, the Offer to Purchase and Consent Solicitation, dated October 23, 1996, by Borrower with respect to the repurchase by Borrower of the Existing RSI Notes, as amended pursuant to the First Supplement to Offer to Purchase and Consent Solicitation Statement, dated November 6, 1996, and the Second Supplement to Offer to Purchase and Consent Solicitation Statement, dated November 8, 1996, and all other agreements, documents and instruments related thereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  (xv) "WCI Holdings" shall mean WCI Steel Holdings, Inc., a Delaware corporation, and its successors and assigns.

                  (xvi) "WCI Holdings Equity Tender Agreements" shall mean, individually and collectively, the Offer to Purchase

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For Cash, dated October 28, 1996, by WCI Holdings with respect to the offer to purchase up to all of the WCI Public Shares at a price of $10.00 per share (net to the seller), as amended pursuant to the First Supplement to Offer to Purchase For Cash, dated November 18, 1996, and all agreements, documents and instruments executed and/or delivered in connection therewith, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  (xvii) "WCI Holdings Equity Tender Offer" shall mean the offer by WCI Holdings to purchase for cash up to all of the WCI Public Shares of Borrower pursuant to the WCI Holdings Equity Tender Agreements.

                  (xviii) "WCI Holdings Merger" shall mean the merger of WCI Holdings with and into Borrower with Borrower as the surviving corporation, pursuant to the terms of the WCI Holdings Merger Agreements.

                  (xix) "WCI Holdings Merger Agreements" shall mean, individually and collectively, the Agreement of Merger, dated as of November 26, 1996, by and between WCI Holdings and Borrower, the Certificate of Merger of Borrower for filing with the Ohio Secretary of State with respect to the merger of WCI Holdings and Borrower, the Certificate of Ownership and Merger of WCI Holdings for filing with the Delaware Secretary of State with respect to the WCI Holdings Merger, and all related agreements, documents and instruments, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  (xx) "WCI Public Shares" shall mean all of the issued and outstanding shares of common stock of Borrower which are not owned by Renco Group.

            (b) Amendments to Definitions.

                  (i) Section 1.4 of the Loan Agreement is hereby amended by adding the following clause between the word "taxes" and the period appearing at the end of such Section:

      "provided, further, that, solely for purposes of Sections 7.5(c)(ii), 7.6(b)(iii) and 7.7(b) of the Loan Agreement, the charges in the amount not to exceed $45,000,000 incurred by Borrower under the WCI Debt Tender Offer, the WCI Holdings Equity Tender Offering and the issuance of the New WCI Notes and in connection with contractual compensation payments to certain executives of Borrower as permitted by Section 10 of Amendment No. 7 to Amended and Restated Loan and Security, dated November 27, 1996, among Agent, Lenders and Borrower shall not be included in the calculation of After-Tax Profits."

                  (ii) All references to the term "Borrower" or "Debtor" in any of the Financing Agreements shall be deemed and each such reference is hereby amended to mean WCI Steel, Inc., an Ohio Corporation, as survivor of the WCI Holdings Merger, and its successors and assigns.

                  (iii) All references to the term "Cash Equivalents" in any of the Financing Agreements shall be deemed and each such reference is hereby amended to mean: (A) evidence of indebtedness with a maturity of two (2) years or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof; provided, that, the full faith and credit of the United States of America is pledged in support thereof, except in the case of any such evidence of indebtedness issued by the Student Loan Marketing Association, the Federal National Mortgage Association, a Federal Farm Credit Bank or a Federal Home Loan Bank so long as any such evidence of indebtedness issued by such federal governmental entity is rated at least A-1 by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or at least P-1 by Moody's Investors Service, Inc.; provided, that, for purposes of Section 7.5(b) of the Loan Agreement, up to twenty (20%) percent of the aggregate amount of all Cash Equivalents may include evidence of indebtedness issued by any such federal governmental entity and commercial paper or other securities described in subsection (C) below rated not less than BBB by Standard & Poor's Corporation or not less than Baa by Moody's Investors Service, Inc.; (B) certificates of deposit or bankers' acceptances with a maturity of two
(2) years or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than Two Hundred Fifty Million Dollars ($250,000,000); (C) commercial paper (including variable rate demand notes) with a maturity of two (2) years or less issued by a corporation (except an Affiliate of Borrower) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor's Corporation or at least P-1 by Moody's Investors Service, Inc.; provided, that, for purposes of Section 7.5(b) of the Loan Agreement, up to twenty (20%) percent of the aggregate amount of all Cash Equivalents may include evidence of indebtedness issued by the Student Loan Marketing Association, the Federal National Mortgage Association, a Federal Farm Credit Bank or a Federal Home Loan Bank and commercial paper or other securities described in this subsection (C) rated not less than BBB by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or not less than Baa by Moody's Investors Service, Inc.; (D) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (A) above entered into with any bank meeting the qualifications specified in clause (B) above; (E) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within two (2) years or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and
(F) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (A) through (E) above.

            (c) Interpretation. For purposes of this Amendment, unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used and/or defined in the recitals hereto, shall have the respective meanings assigned thereto in the Loan Agreement.

      2. Consents. Subject to the terms and conditions contained herein, Agent and Lenders hereby consent to: (a) the repurchase by Borrower of up to all of the Existing RSI Notes (as in effect on the date hereof) by Borrower pursuant to the WCI Debt Tender Offer Agreements (as in effect on the date hereof), using a portion of the proceeds received by Borrower from the issuance of the New WCI Notes (as in effect on the date hereof) to pay for the repurchase of the Existing RSI Notes (as in effect on the date hereof), (b) the purchase by WCI Holdings of the WCI Public Shares pursuant to the WCI Holdings Equity Tender Agreements (as in effect on the date hereof) using the proceeds of a loan by Borrower to WCI Holdings (which loan shall be made by Borrower to WCI Holdings using a portion of the proceeds received by Borrower from the issuance of the New WCI Notes as in effect on the date hereof and existing cash balances of Borrower), (c) the declaration and payment from legally available funds by Borrower to Renco Group of a dividend of up to $108,000,000 (using a portion of the proceeds received by Borrower from the issuance of the New WCI Notes as in effect on the date hereof and existing cash balances of Borrower), (d) the grant by Borrower to the VEBA Trustee of a security interest in and lien upon substantially all of the real property, plant and equipment of Borrower located in Trumbull County, Ohio to secure obligations of Borrower arising under and pursuant to the VEBA Trust Agreements (as in effect on the date hereof), (e) the grant by Niles to the VEBA Trustee of a security interest and lien upon substantially all of the real property, plant and equipment of Niles located in Trumbull County, Ohio to secure obligations of Borrower arising under and pursuant to the VEBA Trust Agreements (as in effect on the date hereof), (f) the grant by Borrower to the New WCI Note Trustee of a security interest in and lien upon substantially all of the real property, plant and equipment of Borrower located in Trumbull, Ohio pursuant to the New WCI Note

Agreements (as in effect on the date hereof) to secure the Indebtedness of Borrower evidenced by the New WCI Notes (as in effect on the date hereof), (g) the payment by Borrower to certain executives of Borrower of certain contractual compensation pursuant to the terms and conditions of the agreements evidencing such compensation, and (h) the WCI Holdings Merger pursuant to the WCI Holdings Merger Agreements (as in effect on the date hereof).

      3. Assumption and Acknowledgment.

            (a) Contemporaneously with the effectiveness of the WCI Holdings Merger, Borrower (as the survivor of the WCI Holdings Merger) hereby expressly assumes, ratifies, restates and confirms the Obligations and the Financing Agreements and confirms and ratifies its assumption of the Obligations and the Financing Agreements pursuant to the WCI Holdings Merger Agreements and by operation of law and its continuing liability in respect thereof as survivor of the WCI Holdings Merger.

            (b) Borrower as the survivor of the WCI Holdings Merger hereby acknowledges, confirms and agrees that:

                  (i) Borrower is indebted to Lenders for loans and advances to Borrower under the Financing Agreements, as of the close of business on November 26, 1996, in the aggregate principal amount of $ -0- and the aggregate amount of $5,536,000 in respect of Letter of Credit Accommodations, together with all interest accrued and accruing thereon (to the extent applicable), and all costs, expenses and other charges relating thereto, all of which are unconditionally owing by Borrower to Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever; and

                  (ii) Agent and Lenders have and shall continue to have a security interest in and lien upon the Collateral heretofore granted to Agent and Lenders pursuant to the Financing Agreements to secure the Obligations, as well as any Collateral otherwise granted to or held by Agent or Lenders.

            (c) Without limiting the generality of the foregoing, (i) the WCI Holdings Merger shall in no way, limit, impair or adversely affect the Obligations now or hereafter owed to Agent or Lenders or any security interests or liens of Agent or Lenders in the assets and properties of Borrower securing the same and (ii) the security interests, liens and rights of Agent and Lenders in and to such assets and properties of Borrower, as the surviving corporation pursuant to the WCI Holdings Merger, shall continue to secure all Obligations of Borrower arising prior to the effective time of the WCI Holdings Merger, in addition to all other existing and future Obligations of Borrower to Agent and Lenders arising thereafter or otherwise.

      4. Indebtedness.

            (a) Effective upon the consummation of the WCI Debt Tender Offer to the extent all of the Existing RSI Notes are not tendered, Section 7.3(d) of the Loan Agreement shall be deleted in its entirety and replaced with the following:

            "(d) all Indebtedness of Borrower not to exceed the principal amount of $300,000 evidenced by the Existing RSI Notes, plus interest thereon at the rate provided for in the Existing RSI Notes as in effect on November 27, 1996; provided, that: (i) Borrower shall only make regularly scheduled payments of principal and interest or other mandatory payments in respect of such Indebtedness in accordance with the terms of the Existing RSI Note Agreements as in effect on November 27, 1996, except Borrower may prepay, in whole or in part, the Existing RSI Notes as in effect on November 27, 1996 so long as (A) Borrower provides Agent with two (2) Business Days' prior written notice of the intention of Borrower to make any such prepayment, (B) as of the date of any such prepayment, and after giving effect thereto, no Obligations (other than pursuant to Letter of Credit Accommodations and the costs, expenses and other charges relating thereto) shall be then outstanding, and (C) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, exists or has occurred and is continuing; (ii) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of the Existing RSI Note Agreements or any agreements, documents or instruments executed and/or delivered in connection therewith or (B) redeem, retire, defease, purchase or otherwise deposit or invest any sums for such purpose, except for (1) mandatory repurchases of Existing RSI Notes in connection with the sales of certain assets of Borrower (other than the Collateral) and changes in control of Borrower or to the extent permitted under this Section 7.3(d)(i) and (2) the redemption, retirement, defeasance or purchase of the Existing RSI Notes so long as (aa) No Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, exists or has occurred and is continuing and (bb) such redemptions, retirements, defeasance, and/or purchases do not constitute a default or event of default under the Existing RSI Note Agreements (as in effect on November 27, 1996) or the New WCI Note Indenture (as in effect on November 27, 1996) or any other agreement, document or instrument to which Borrower is a party or by which or its assets are bound; (iii) Borrower shall furnish to Agent and Lenders all notices, demands or other materials either received from the Existing RSI Note Trustee, any of the holders of the Existing RSI Notes, or on its or their behalf, promptly after receipt thereof, or sent by Borrower, or on its behalf, to the Existing RSI Note Trustee, any of the holders of the Existing RSI Notes, or any other representative of the holders of the Existing RSI Notes concurrently with the sending thereof, as the case may be; and (iv) such Indebtedness shall only be secured by the Equipment and Real Property of Borrower and certain other related assets and properties of Borrower as set forth on Exhibit K hereto;"

            (b) Section 7.3 of the Loan Agreement is hereby amended by adding a new Section 7.3(m) as follows:

            "(m) Indebtedness of Borrower up to the principal amount of $300,000,000 evidenced by the New WCI Notes (as reduced by payments of principal in respect thereof), plus interest thereon at the rate provided for in the New WCI Notes as in effect on the date of the issuance thereof; provided, that: (i) Borrower shall only make regularly scheduled payments of principal and interest or other mandatory payments in respect of such Indebtedness in accordance with the terms of the New WCI Notes as in effect on the date of the issuance thereof, except that Borrower may prepay, in whole or in part, the New WCI Notes as in effect on the date of the issuance thereof, so long as (A) Borrower provides Agent with two (2) Business Days' prior written notice of the intention of Borrower to make any such prepayment, (B) as of the date of such prepayment and after giving effect thereto, no Obligations (other than pursuant to Letter of Credit Accommodations and the costs, expenses and other charges relating thereto) shall be then outstanding, and (C) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, exists or has occurred and is continuing,
      (ii) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of the New WCI Note Agreements or any agreements, documents or instruments executed and/or delivered in connection therewith as in effect on the original date of the execution and delivery thereof or
      (B) redeem, retire, defease, purchase or otherwise deposit or invest any sums for such purpose, except for (1) the issuance of the New WCI Series B Notes to be offered to the holders of the New WCI Series A Notes in exchange therefor pursuant to a registration statement filed with the Securities and Exchange Commission or (2) mandatory repurchases of New WCI Notes as in effect on the original date of issuance thereof in connection with the sales of certain assets of Borrower (other than the Collateral) and changes in control of Borrower in accordance with the terms and conditions of the New WCI Note Agreements as in effect on the date of the execution and delivery thereof, (iii) Borrower shall furnish to Agent and Lenders all notices, demands or other materials either received from the New WCI Note Trustee or any of the holders of the New WCI Notes, or on its or their behalf, promptly after receipt thereof, or sent by Borrower, or on its behalf, to the New WCI Note Trustee or any other representative of the holders of the New WCI Notes or to any of the holders of the New WCI Notes, concurrently with the sending thereof, as the case may be, and (iv) such Indebtedness shall only be secured by the Equipment and Real Property of Borrower and certain other related assets and properties of Borrower as set forth on Exhibit K hereto;"

      5. Limitation on Liens.

            (a) Section 7.4(b) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

            "(b) the mortgages, liens upon or security interests in the Equipment and Real Property of Borrower and certain other related assets and properties of Borrower as set forth on Exhibit K hereto in favor of
      (i) the Existing RSI Note Trustee to secure Indebtedness permitted under
      Section 7.3(d) hereof to the extent any Indebtedness of Borrower evidenced by the Existing RSI Notes (as in effect on November 27, 1996) remains outstanding upon consummation of the WCI Debt Tender Offer, (ii) the New WCI Note Trustee to secure Indebtedness permitted under Section 7.3(m) hereof, and (iii) the VEBA Trustee for the VEBA Trust to secure the VEBA Secured Obligations of Borrower under the VEBA Trust Agreements; provided, that, (A) if, upon consummation of the WCI Debt Tender Offer, any of the Existing RSI Notes remain outstanding, the second priority mortgages, liens and security interests of the New WCI Note Trustee and the VEBA Trustee shall rank pari passu, except that, if the Indebtedness evidenced by the Existing RSI Notes shall be repaid in full, the mortgages, liens and security interests of the Existing RSI Trustee with respect to the Existing RSI Notes shall be terminated, released and discharged, and the mortgages, liens and security interests of the New WCI Note Trustee shall, without any further action, rank senior to the mortgages, liens and security interests of the VEBA Trustee in the Equipment and Real Property of Borrower and certain related assets and properties of Borrower as set forth on Exhibit K hereto, (B) at all times that the Obligations or the Indebtedness under the New WCI Notes and/or Existing RSI Notes remain outstanding, the VEBA Trustee shall have agreed not to exercise any of its rights or remedies pursuant to such mortgages, liens or security interests, except to the extent permitted and directed by the New WCI Note Trustee pursuant to the New WCI Note Agreements (as in effect on November 27, 1996), (C) Agent shall have received, in form and substance satisfactory to Agent and Lenders, an agreement from each of the VEBA Trustee and the New WCI Note Trustee permitting Agent, on behalf of Lenders, to enter and use the Equipment and Real Property and other assets and properties of Borrower subject to such mortgages, liens and security interests permitted under this Section 7.4(b) to exercise the rights and remedies of Agent and Lenders with respect to the Collateral, (D) Borrower shall not, directly or indirectly, amend, modify, alter or change the terms of the VEBA Trust Agreements or any agreements, documents or instruments executed and/or delivered in connection therewith, and (E) Borrower shall furnish to Agent and Lenders all notices, demands or other materials either received from the VEBA Trustee or its or any of the beneficiaries under the VEBA Trust Agreements, or on their behalf, promptly after receipt thereof, or sent by Borrower, or on its behalf, to the VEBA Trustee or its or any of the beneficiaries under the VEBA Trust Agreements, concurrently with the sending thereof, as the case may be;"

            (b) Section 7.4 of the Loan Agreement is hereby amended by replacing the period with a semicolon and the word "and" appearing at the end of Section 7.4(f) and adding a new Section 7.4(g) as follows:

            "(g) the mortgages, liens upon or security interests in substantially all of the real property, plant and equipment of Niles pursuant to the Open-End Mortgage, dated November 27, 1996, by Niles in favor of the VEBA Trustee with respect to the premises of Niles located in Trumbull County, Ohio to secure the obligations of Borrower under the VEBA Trust Agreements (as in effect on November 27, 1996) and the negative pledge by Youngstown Sinter pursuant to the VEBA Trust Agreements (as in effect on November 27, 1996); provided, that, (i) at all times that the Obligations or the Indebtedness under the New WCI Notes and/or Existing RSI Notes remain outstanding, the VEBA Trustee shall have agreed not to exercise any of its rights or remedies pursuant to such mortgages, liens or security interests and (ii) Agent shall have received, in form and substance satisfactory to Agent and Lenders, an agreement from the VEBA Trustee permitting Agent on behalf of Lenders to enter and use the real property, plant and equipment of Niles subject to such mortgages, liens and security interests to exercise the rights and remedies of Agent and Lenders with respect to the Collateral."

      6. Loans, Investments, Guarantees.

      (a) Section 7.5(c) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

            "(c) loans by Borrower to Renco Group as follows:

                  (i) loans in any fiscal year of Borrower commencing with the fiscal year of Borrower ending October 31, 1996; provided, that, as to each such loan, all of the following conditions are satisfied: (A) Excess Availability shall have been not less than $25,000,000 at all times during the ninety (90) consecutive day period immediately prior to the date of making such loan, (B) after giving effect to the payment of any such loan, Excess Availability shall be not less than $25,000,000, (C) the financial projections provided by Borrower to Lender for the fiscal year of Borrower in which such loan is made, prior to the commencement of such fiscal year, shall reflect that Excess Availability is projected to be not less than $25,000,000 for the ninety (90) day period immediately after (but not including) the date of the making of such loan, (D) as of the date of making of any such loan and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing, and (E) Agent shall have received not less than ten
      (10) Business Days prior written notice of the intention of Borrower to make any such loans; or

                  (ii) in the event that any of the conditions to the making of loans by Borrower to Renco Group set forth in Section 7.5(c)(i) are not satisfied, loans in any fiscal year of Borrower not to exceed, in any fiscal year of Borrower commencing with the fiscal year of Borrower ending October 31, 1996, in the aggregate, an amount equal to: (A) fifty (50%) percent of the cumulative After-Tax Profits of Borrower (or if cumulative After-Tax Profits shall be a loss, minus one hundred (100%) percent of such loss) earned subsequent to October 31, 1996 and prior to the date such loan occurs (treating such period as a single accounting period) minus (B) the aggregate amount of all dividends declared and paid by Borrower to Renco Group in such period minus (C) the aggregate amount of all management fees paid by Borrower to Renco Group in such period, other than the monthly management fees contemplated under Section 7.6(b)(ii) below minus (D) the aggregate amount of all loans made by Borrower to Renco Group (net of repayments and prepayments) in such period, and still outstanding; provided, that, each of the following conditions is satisfied as of the date of each such loan, as determined by
      Agent: (1) no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing or would exist or occur after giving effect to such loan; (2) at the time of such loan and after giving effect thereto, Borrower shall have Excess Availability of not less than $5,000,000; and (3) Agent shall have received not less than ten (10) days prior notice of any such loan;"

      (b) Section 7.5 of the Loan Agreement is hereby amended to add a new
Section 7.5(j) thereto as follows:

            "(j) a loan by Borrower to WCI Holdings as contemplated by the WCI Holdings Equity Tender Offer, the proceeds of which are used by WCI Holdings to purchase up to all of the issued and outstanding WCI Public Shares; provided, that, (A) such loan shall be made by no later than November 27, 1996, (B) such loan shall be made with a portion of the proceeds received by Borrower from the issuance and sale of the New WCI Notes and existing cash balances of Borrower, and (C) the amount of such loan shall not exceed $60,000,000."

      7. Transactions with Affiliates.

      (a) Section 7.6(b)(ii) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

            "(ii) Borrower may pay to Renco Group monthly a management fee in an amount not to exceed, on a non-cumulative basis, (A) $1,680,000 for the fiscal year ending on October 31, 1997 and (B) $1,200,000 in any other fiscal year; provided, that, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing, and the payment of such fee would not result in an Event of Default or such act, condition or event;"

      (b) Section 7.6(b)(iii) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

            "(iii) Borrower may in any fiscal year of Borrower commencing with the fiscal year of Borrower ending October 31, 1996 pay to Renco Group management fees (in addition to those permitted to be paid under Section 7.6(b)(ii) above) as follows:

                  (A) Borrower may pay such management fees to Renco Group;
            provided, that, each of the following conditions is satisfied: (1) Excess Availability shall have been not less than $25,000,000 at all times during the ninety (90) consecutive day period immediately prior to the date of the payment of any such management fees, (2) after giving effect to the payment of any such management fees, Excess Availability shall be not less than $25,000,000, (3) the financial projections provided by Borrower to Lender for the fiscal year of Borrower in which such management fees are paid, prior to the commencement of such fiscal year, shall reflect that Excess Availability is projected to be not less than $25,000,000 for the ninety (90) day period immediately after (but not including) the date of the payment of such management fees, (4) as of the date of the payment of such management fees and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing, and (5) Agent shall have received not less than ten (10) Business Days prior written notice of the intention of Borrower to pay such management fees; or

                  (B) in the event that any of the conditions set forth in
            Section 7.6(b)(iii)(A) above are not satisfied, Borrower may pay such management fees to Renco Group in any such fiscal year up to, in the aggregate, an amount equal to: (1) fifty (50%) percent of the cumulative After-Tax Profits of Borrower (or if cumulative After-Tax Profits shall be a loss, minus one hundred (100%) percent of such loss) earned subsequent to October 31, 1996 and prior to the date the payment occurs (treating such period as a single accounting period) minus (2) the aggregate amount of all dividends declared and paid by Borrower to Renco Group in such period minus (3) the aggregate amount of all loans made by Borrower to Renco Group (net of repayments and prepayments) in such period and still outstanding minus (4) the aggregate amount of all management fees paid by

            Borrower to Renco Group in such period, other than the monthly management fees contemplated under Section 7.6(b)(ii) above; provided, that, each of the following conditions is satisfied as of the date of payment of any such management fees, as determined by
            Agent: (aa) no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing or would exist or occur after giving effect to the payment of such fee; (bb) at the time of the payment of such fee and after giving effect thereto, Borrower shall have Excess Availability of not less than $5,000,000; and (cc) Agent shall have received not less than ten (10) days prior notice of any such management fees;"

      8. Consolidated Adjusted Working Capital. Section 7.19 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

            "7.19 Consolidated Adjusted Working Capital. Borrower and its Subsidiaries shall, at all times, maintain a Consolidated Adjusted Working Capital of not less than the following amounts during the following respective periods:

                   Period                               Amount
                   ------                               ------
      (a) From the date hereof through
           October 30, 1993                           $25,000,000

      (b) From October 31, 1993 through
           October 30, 1994                           $40,000,000

      (c) From October 31, 1994 through
           October 30, 1995                           $45,000,000

      (d) From October 31, 1995 through
           April 30, 1996                             $50,000,000

      (e) From May 1, 1996 through and
           including October 31, 1996                    $-0-

      (f) From November 1, 1996 and at
           all times thereafter                      ($75,000,000)"

      9. Consolidated Adjusted Net Worth. Section 7.20 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

            "7.20 Consolidated Adjusted Net Worth. Borrower and its Subsidiaries shall, at all times, maintain a Consolidated Adjusted Net Worth of not less than the following amounts during the following respective periods:

                   Period                               Amount
                   ------                               ------
      (a) From the date hereof through
           October 30, 1993                           $40,000,000

      (b) From October 31, 1993 through
           October 30, 1994                          ($40,000,000)

      (c) From October 31, 1994 through
           and including April 30, 1996              ($30,000,000)

      (d) From May 1, 1996 through and
           including October 31, 1996                    $-0-

      (e) From November 1, 1996 and at
           all times thereafter                     ($165,000,000)"

      10. Contractual Compensation Payments to Certain Executives. Notwithstanding anything to the contrary contained in Section 7.6 of the Loan Agreement, but subject to the terms and conditions contained herein, Borrower may, solely in connection with the transactions contemplated by this Amendment, make payments on the date hereof to certain executives of Borrower for compensation due to such executives in accordance with the terms and conditions of the agreements as in effect on the date hereof between Borrower and such executives evidencing such compensation in the aggregate amount not to exceed $13,230,000.

      11. Contingent Cash Consideration Rights. If a Control Event (as defined in the WCI Holdings Equity Tender Agreements as in effect on the date hereof) occurs within twelve (12) months from the date hereof, Borrower may make payments in respect of the Contingent Cash Consideration Rights (as defined in the WCI Holdings Equity Tender Agreements as in effect on the date hereof) pursuant to the terms and conditions of the WCI Holdings Equity Tender Agreements as in effect on the date hereof so long as none of the payments in respect of the Contingent Cash Consideration Rights shall be made using proceeds of any Loans.

      12. Dividend Payment to Renco Group. Notwithstanding anything to the contrary contained in Sections 7.5(c), 7.6(b)(iii) and 7.7(b) of the Loan Agreement, the declaration and payment from legally available funds on November 27, 1996 by Borrower to Renco Group of the dividend in the amount of up to $108,000,000 (using a portion of the proceeds received by

Borrower from the issuance of the New WCI Notes and existing cash balances of Borrower) shall not be included for purposes of applying any of the tests with respect to dividend payments to Renco Group contained in such Sections.

      13. Waiver. Subject to the terms and conditions contained herein, Agent and Lenders hereby waive, solely for purposes of the declaration and payment from legally available funds by Borrower to Renco Group of the dividend in the amount of up to $108,000,000 (using a portion of the proceeds received by Borrower from the issuance of the New WCI Notes and existing cash balances of Borrower), the failure of Borrower to provide five (5) Business Days' prior notice to Agent of the payment of such dividend.

      14. Fee. WCI hereby agrees to pay to Agent for the account of Lenders a fee in an amount equal to $50,000, which amount shall be payable out of available cash of Borrower, none of which cash shall be proceeds received by Borrower from the issuance of the New WCI Notes, simultaneously with the execution hereof, and which amount is fully earned as of the date hereof.

      15. Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrower or WCI Holdings to Agent and/or Lenders pursuant to the other Financing Agreements, Borrower hereby represents, warrants and covenants with and to Lenders as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

            (a) WCI Holdings Equity Tender Offer and Acquisition of WCI Public Shares.

                  (i) WCI Holdings Equity Tender Offer and the transactions contemplated thereunder have been duly executed, delivered and performed in accordance with their terms by the respective parties thereto in all respects, including the fulfillment (not merely the waiver, except as may be disclosed to Agent and consented to in writing by Agent) of all conditions precedent set forth therein and giving effect to the WCI Holdings Equity Tender Agreements and the assignments to be executed and delivered by Renco Group and the holders of the WCI Public Shares, WCI Holdings has acquired good and marketable title to not less than 33,630,826 (92.4%) percent of all of the issued and outstanding shares of capital stock of Borrower, free and clear of all claims, liens, pledges and encumbrances of any kind, except as disclosed in writing to Agent.

                  (ii) All actions and proceedings required by the WCI Holdings Equity Tender Agreements, applicable law or regulation have been taken and the transactions required thereunder have been duly and validly taken and consummated.

                  (iii) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the WCI Holdings Equity Tender Offer or the transactions described in the WCI Holdings Equity Tender Agreements and no governmental or other action or proceeding has been threatened or commenced, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the WCI Holdings Equity Tender Offer or the transactions described in the WCI Holdings Equity Tender Offer Agreements.

                  (iv) Borrower has delivered, or caused to be delivered, to Agent true, correct and complete copies of the WCI Holdings Equity Tender Offer Agreements.

            (b) WCI Holdings Merger.

                  (i) The WCI Holdings Merger is valid and effective in accordance with the terms of the WCI Holdings Merger Agreements, and the corporation statutes of the States of Delaware and Ohio and Borrower is the surviving corporation pursuant to the WCI Holdings Merger.

                  (ii) All actions and proceedings required by the WCI Holdings Merger Agreements, applicable law and regulation have been taken and the transactions required thereunder had been duly and validly taken and consummated.

                  (iii) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the WCI Holdings Merger or the transactions described in the WCI Holdings Merger Agreements and no governmental action or proceeding has been threatened or commenced seeking any injunction, restraining order or other order which seeks to void or otherwise modify the WCI Holdings Merger or the transactions described in the WCI Holdings Merger Agreements.

                  (iv) Borrower has delivered, or caused to be delivered, to Agent true, correct and complete copies of the WCI Holdings Merger Agreements.

            (c) WCI Debt Tender Offer and Cancellation of Existing RSI Notes.

                  (i) The WCI Debt Tender Offer and the transactions contemplated thereunder have been duly executed, delivered and performed in accordance with their terms by the respective parties thereto in all respects, including the fulfillment (not merely the waiver, except as may be disclosed to

Agent and consented to in writing by Agent) of all conditions precedent set forth therein and giving effect to the terms of the WCI Debt Tender Offer Agreements, all of the Existing RSI Notes tendered pursuant to the WCI Debt Tender Offer have been purchased by Borrower and all obligations, liabilities and Indebtedness of Borrower evidenced by or arising under such Existing RSI Notes have been satisfied and performed and all such Existing RSI Notes have been cancelled, and, if all of the Existing RSI Notes are tendered by the holders of the Existing RSI Notes pursuant to the WCI Debt Tender Offer, or otherwise acquired by Borrower all security interests in, and mortgages and liens upon, any of the assets of Borrower to secure the Indebtedness evidenced by or arising under the Existing RSI Notes shall be terminated and released.

                  (ii) All actions and proceedings required by the WCI Debt Tender Offer Agreements, applicable law and regulation have been taken and the transactions required thereunder had been duly and validly taken and consummated.

                  (iii) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the WCI Debt Tender Offer or the transactions described in the WCI Debt Tender Offer Agreements and no governmental action or proceeding has been threatened or commenced seeking any injunction, restraining order or other order which seeks to void or otherwise modify the WCI Debt Tender Offer or the transactions described in the WCI Debt Tender Offer Agreements.

                  (iv) Borrower has delivered, or caused to be delivered, to Agent true, correct and complete copies of the WCI Debt Tender Offer Agreements.

            (d) New WCI Notes.

                  (i) The New WCI Notes have been duly authorized, issued and delivered by Borrower and all agreements, documents and instruments related thereto, including, but not limited to, the New WCI Note Indenture, have been duly authorized, executed and delivered and the transactions contemplated thereunder performed in accordance with their terms by the respective parties thereto in all respects, including the fulfillment (not merely the waiver) of all conditions precedent set forth herein. All actions and proceedings required by the New WCI Note Agreements and the agreements, documents and instruments related thereto, applicable law or regulation have been taken and the transactions required thereunder have been duly and validly taken and consummated. Neither the execution and delivery of the New WCI Notes, any of the other New WCI Note Agreements or any of the instruments and documents to be delivered pursuant thereto, nor the consummation of the transactions therein contemplated, nor compliance with the provisions therein contemplated, has violated or will violate any law or regulation or any order or decree of any court or governmental instrumentality in any respect or does or will conflict with or result in the breach of, or constitute a default in any respect under, any indenture, mortgage, deed of trust, agreement or instrument to which either Borrower or WCI Holdings is a party or may be bound, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property of Borrower or WCI Holdings (except as specifically contemplated hereunder or under the other Financing Agreements) or violate any provision of the Certificate of Incorporation or By-Laws of Borrower or WCI Holdings.

                  (ii) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the issuance of the New WCI Notes and the transactions described therein and no governmental or other action or proceeding has been threatened or commenced, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the issuance of the New WCI Notes.

                  (iii) Borrower has delivered, or caused to be delivered, to Agent true, correct and complete copies of the New WCI Note Agreements and all other agreements, documents and instruments existing as of the date hereof relating thereto.

            (e) No Default. No Event of Default exists on the date of this Amendment (after giving effect to the amendments to the Loan Agreement made by this Amendment).

            (f) Corporate Power and Authority. This Amendment has been duly executed and delivered by Borrower and WCI Holdings and is in full force and effect as of the date hereof, and the agreements and obligations of Borrower and WCI Holdings contained herein constitute legal, valid and binding obligations of Borrower and WCI Holdings enforceable against Borrower and WCI Holdings in accordance with their respective terms.


            (g) Use of Proceeds. All of the payments by Borrower in connection with the WCI Debt Tender Offer, the WCI Holdings Equity Tender Offer, the dividend payment to Renco Group, the contractual compensation payments to certain executives of Borrower and all other transaction fees and expenses related to the WCI Debt Tender Offer, WCI Holdings Equity Tender Offer, the WCI Holdings Merger or otherwise (other than the amendment fee hereunder, which fee shall be paid using existing cash balances of Borrower) shall be paid utilizing only the proceeds of the New WCI Notes and existing cash balances of Borrower, and none of the proceeds of any Loans shall be used by Borrower to make any of the foregoing payments.

      16. Conditions Precedent. The effectiveness of the consents, waiver and other terms and conditions contained herein shall be subject to the receipt by Agent of each of the following, in form and substance satisfactory to Agent:

            (a) evidence that: (i) the New WCI Notes, the other New WCI Note Agreements and all agreements, documents and instruments relating thereto have been duly authorized, executed and delivered by the parties thereto in accordance with their terms and (ii) Borrower has received from or on behalf of the holders of the New WCI Notes cash or other immediately available funds in the aggregate amount of approximately $291,360,000 constituting the net proceeds after transaction costs from the issuance of the New WCI Notes;

            (b) evidence that the existing cash balances of Borrower and the proceeds received by Borrower from or on behalf of the holders of the New WCI Notes have been (i) used to make a loan to WCI Holdings, the proceeds of which have been used by WCI Holdings to purchase the WCI Public Shares and (ii) used by Borrower to repurchase up to all of the Existing RSI Notes and Borrower has been released from all obligations and liabilities relating to such repurchased Existing RSI Notes, and, if all of the Existing RSI Notes have been repurchased, Borrower shall be released from all such obligations and liabilities relating thereto and such arrangements shall otherwise be released and terminated;

            (c) evidence that the WCI Holdings Equity Tender Agreements have been duly executed and delivered by and to the appropriate parties thereto and the transactions contemplated under the terms of the WCI Holdings Equity Tender Agreements have been consummated prior to or contemporaneously with the execution of this Amendment;

            (d) evidence that Renco Group has validly contributed all of the issued and outstanding capital stock of Borrower owned by Renco Group to WCI Holdings;

            (e) evidence that the WCI Holdings Merger Agreements have been duly executed and delivered by and to the appropriate parties thereto and the transactions contemplated under the terms of the WCI Holdings Merger Agreements have been consummated prior to or contemporaneously with the execution of this Amendment;

            (f) evidence that the certificates of merger with respect to the WCI Holdings Merger have been filed with the Secretary of State of the State of Delaware and the Secretary of State of the State of Ohio and the WCI Holdings Merger is valid and effective in accordance with the terms and provisions of the WCI Holdings Merger Agreements and the applicable corporation statutes of the State of Delaware and the State of Ohio;

            (g) the intercreditor agreement between the New WCI Note Trustee on behalf of the holders of the New WCI Notes, and Agent on behalf of Lenders, duly authorized, executed and delivered by the New WCI Note Trustee and Borrower;

            (h) the intercreditor agreement between the New WCI Note Trustee on behalf of the holders of the New WCI Notes and the VEBA Trustee on behalf of the beneficiaries of the VEBA Trust, providing for, among other things, the agreement by the VEBA Trustee and/or the VEBA Trust (i) not to exercise any rights and remedies pursuant to the VEBA Trust Agreements or otherwise so long as any Indebtedness evidenced by or arising under the New WCI Notes is outstanding (except as specifically directed by the New WCI Note Trustees) and
(ii) to permit Agent on behalf of Lenders to enter and use the real property, equipment and other assets and properties subject to the lien of the VEBA Trustee and/or VEBA Trust to exercise the rights and remedies with respect to the Collateral;

            (i) such consents, approvals or other agreements from Lenders and Participants as may be required by Agent to effectuate the terms and provisions of this Amendment;

            (j) the opinion letter of counsel(s) to Borrower with respect to the WCI Debt Tender Offer Agreements, the WCI Holdings Equity Tender Offer Agreements, the WCI Holdings Merger Agreements, and such other matters as Lenders may request; and

            (k) an original of this Amendment, duly authorized, executed and delivered by Borrower, WCI Holdings and Lenders.

      17. Additional Events of Default. The parties hereto acknowledge, confirm and agree that the failure of Borrower to comply with the covenants, conditions and agreements contained herein shall constitute an Event of Default under the Financing Agreements (subject to the applicable cure period, if any, with respect thereto provided for in the Loan Agreement as in effect on the date hereof).

      18. Effect of this Amendment. Except as modified pursuant hereto, no other waivers, changes or modifications to the Financing Agreements are intended or implied, and in all other respects, the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control.

      19. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as may be necessary to effectuate the provisions and purposes of this Amendment.

      20. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York.

      21. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. Any acknowledgment or consent contained herein shall not be construed to constitute a consent to any other or further action by Borrower or WCI Holdings or to entitle Borrower or WCI Holdings to any other consent. The Loan Agreement and this Amendment shall be read and construed as one agreement.

      22. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties thereto.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

                                        Very truly yours,

                                        WCI STEEL, INC.


                                        By: /s/ Bret W. Wise
                                            ----------------------------------

                                        Title: Vice President, Finance and CFO
                                               -------------------------------
ACCEPTED AND AGREED:

CONGRESS FINANCIAL CORPORATION,
 individually and as Agent


By: /s/ Laurence S. Forte
    -------------------------

Title: Vice President
       ----------------------

SECURITY PACIFIC BUSINESS CREDIT INC.


By: /s/ Michael A. Kurshuk
    -------------------------

Title: Sr. Account Executive
       ----------------------


ACKNOWLEDGED AND CONSENTED TO:

WCI STEEL HOLDINGS, INC.


By: /s/ Roger Fay
    -------------------------

Title: VP
       ----------------------